Exhibit 16

                SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION



FOR THE ONE YEAR PERIOD ENDED JUNE 30, 1998

Total Return = (Ending Redeemable Value/Initial Value) - 1

Total Return =

39.5% = (24,971/17,906) - 1

FOR THE PERIOD FROM AUGUST 1, 1994 (COMMENCEMENT OF OPERATIONS) TO JUNE 30, 1998

Cumulative  Total  Return  =(Ending  Redeemable  Value/Initial  Payment)  - 1 of
$10,000

Cumulative Total Return = 149.7%

149.7% = (24,971/10,000) - 1

Total Return = (Ending Redeemable Value/Initial Payment)1/n   - 1 of $10,000

Total Return = 26.3%

26.3% = (24,971/10,000)1/3.9 - 1